THIRD AMENDMENT

TO

PARTICIPATION AGREEMENT

Third Amendment, dated October 20, 2013 to the Participation Agreement (the “Agreement”), dated October 20, 2009, as amended, by and among AXA Equitable Life Insurance Company, MONY Life Insurance Company, MONY Life Insurance Company of America (the “Company”), Lazard Retirement Services, Inc., and Lazard Asset Management Securities LLC (collectively, the “Parties”).

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. Removed Party. Effective as of October 1, 2013, MONY Life Insurance Company (“MONY”) is hereby deleted as a party to the Agreement, the defined term “Company” shall no longer be deemed to include MONY and all references to MONY throughout the Agreement are hereby deleted.

2. Schedule A. Effective immediately, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Third Amendment as of the date first above set forth.

LAZARD RETIREMENT SERIES INC.		LAZARD ASSET MANAGEMENT SECURITIES LLC.

By:		By:
Name:	Charles L. Carroll	Name:	Charles L. Carroll
Title:	Deputy Chairman	Title:	Deputy Chairman
Date:	10/20/13	Date:	10/20/13

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:		Title:	Senior Vice President
Date:		Date:

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President
Date:

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SCHEDULE A

CONTRACTS

Name of Account	Contracts
AXA Equitable Separate Account A	All Contracts
AXA Equitable Separate Account FP	All Contracts
AXA Equitable Separate Account 1	All Contracts
AXA Equitable Separate Account 45	All Contracts
AXA Equitable Separate Account49	All Contracts
AXA Equitable Separate Account65	All Contracts
AXA Equitable Separate Account66	All Contracts
AXA Equitable Separate Account 70	All Contracts
AXA Equitable Separate Account 206	All Contracts
AXA Equitable Separate Account 301	All Contracts
MONY Life Insurance Company of America Separate Account L	All Contracts
MONY Life Insurance Company of America Separate Account A	All Contracts
MONY Life Insurance Company of America Separate Account P	All Contracts
MONY Life Insurance Company of America Separate Account K	All Contracts

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